Exhibit 8

REGISTRATION RIGHTS AGREEMENT, dated as            July 2011 (this “Agreement”), between The Governor and Company of the Bank of Ireland , a chartered corporation registered in Ireland with registered  no. C-1 (the “Company”) and the parties set out in Schedule 1 (the “Holders” and any one a “Holder”).

RECITAL

A. Acquisition of Securities. The Holders comprise investors who have acquired a significant stockholding in the Company from the NPRFC.

B. Registration Rights. The parties desire to enter into this Agreement in order to grant certain registration rights to the Holders as set forth below.

NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

GENERAL

1.1.       Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Amended Shelf Registration Statement” has the meaning ascribed to it in Section 2.1(d).

“ADSs” means American Depositary Shares of the Company, each representing  four (4) shares of Ordinary Stock.

“Associated Entity”, in respect of any Holder, any company or other entity controlled by that Holder or which controls that Holder and any fund or partnership managed by any such company or entity.

“Board of Directors” has the meaning ascribed to it in Section 2.2(b).

“Close Period” means any close period, as defined in Annex I to Chapter 9 of the Listing Rules made by the UK Financial Services Authority pursuant to Part VI of the Financial Services and Markets Act 2000 and Appendix 1 to Chapter 6 of the Irish Listing Rules, in relation to the Company or equivalent or analogous securities exchange or national market rule applying in relation to the Company from time to time.

“Debt for Equity Holders” means holders of Debt for Equity Securities to whom the Debt for Equity Offers have been made;

“Debt for Equity Offers” means the offer by the Company made by the Company on 10 June 2011to the Debt for Equity Holders giving them the right to exchange their Debt for Equity Securities for cash or, subject to shareholder approval or units of new ordinary stock of the Company on the terms of the Debt for Equity Offer Document;

“Debt for Equity Offer Document” means the consent and exchange offer memorandum (and related annexes) published on 8 June 2011 in connection with the Debt for Equity Offers;

“Debt for Equity Securities” means those securities which are the subject of the Debt for Equity Offers;

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Holder” has the meaning given to it in Recital A to this Agreement.

“Holders’ Counsel” means one counsel for the Holders together chosen by (i) Holders holding a majority interest in the Registrable Securities being registered or (ii) agreement between them.

“Holder Stock” means (i) the Securities acquired, subscribed for or held by a Holder pursuant to the Stock Purchase Agreements and (ii) any Securities issued or issuable with respect to, or in exchange or replacement for, any such Securities.

“Initiating Holder” has the meaning ascribed to it in Section 2.1(a).

“Minister” means the Minister for Finance of Ireland.

“NPRFC” means the National Pensions Reserve Fund Commission.

“NPRFC Holders” means the NPRFC and/or the Minister and/or any “Holder” as defined in the NPRFC Registration Rights Agreement.

“NPRFC Registrable Securities” means “Registrable Securities” as defined in the NPRFC Registration Rights Agreement.

“NPRFC Registration Rights Agreement” means the registration rights agreement between the Company, the Minister and the NPRFC dated 18 June 2011.

“Notice of Demand” has the meaning ascribed to it in Section 2.1(a).

“Other Stockholder” has the meaning ascribed to it in Section 2.2(c).

“Ordinary Stock” means ordinary stock of €0.05 each (or such other nominal amount resulting from any merger, consolidation, stock exchange, sub-division, reorganization, recapitalization or similar transaction resulting in a change in the nominal amount of the ordinary stock) in the capital of the Company, and includes ADSs.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, business trust, joint stock company, trust or unincorporated organization or any government or any agency or political subdivision thereof.

“Permitted Registration Rights” means any registration rights granted to or exercisable by an NPRFC Holder pursuant to the NPRFC Registration Rights Agreement..

“Qualifying Holder” means a Holder and its Associated Entities holding 5% or more of the total issued Ordinary Stock in the capital of the Company from time to time.

“Piggyback Registration” has the meaning ascribed to it in Section 2.2(a).

“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form F-3 (or any successor form).

“Registrable Securities” means any Holder Stock, including any Holder Stock required to be registered in connection with an offering or sale of Related Securities by any Holder.  As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they shall have ceased to be outstanding or (ii) they have been sold, distributed or otherwise transferred in a transaction (including without, limitation, a sale over the Irish Stock Exchange, the London Stock Exchange, the New York Stock Exchange or any other stock exchange on which the Company’s Securities are listed) in which the transferor’s rights under this Agreement are not assigned, transferred or novated to the transferee of such Registrable Securities in accordance with the terms of this Agreement.  No Registrable Securities may be registered under more than one registration statement at any one time.

“Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incidental to or required by any such registration, but shall not include (a) Selling Expenses and (b) the compensation of regular employees of the Company, each of which shall be paid in any event by the Company.

“Related Securities” means any securities of any description called by a Holder to be issued by any Person from time to time and which are exchangeable for, convertible into, give rights over or otherwise reference any Holder Stock.

“Stock Purchase Agreements” means the stock purchase agreement and the conditional stock purchase agreement entered into on the date of this Agreement between the Minister, the NPRFC, the NTMA and the Holders, pursuant to each of which the Holders will purchase Securities from the NPRFC.

“SEC” or “Commission” means the U.S. Securities and Exchange Commission and any successor agency.

“Securities” means the Ordinary Stock in the capital of the Company issued by the Company from time to time.

“Securities Act” shall mean the Securities Act of 1933, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and the fees and expenses of any Holder’s financial advisers.

“Third Party Transferee” has the meaning ascribed to in Section 2.10(a).

“Transferring Parties” has the meaning ascribed to it in Section 2.10(b).

“Underwriting Agreement” means the transaction and underwriting agreement, dated as of 18 June 2011 between the Company, the NPRFC and the Minister

ARTICLE II

REGISTRATION

2.1.       Demand Registration.

(a)        Subject to the conditions of this Section 2.1, if at any time the Company shall receive a written request from one or more Qualifying Holder (the “Initiating Holder”) that the Company register under the Securities Act Registrable Securities, which request shall include confirmation that the amount of Registrable Securities proposed to be sold under such registration would cause the condition in Section 2.1(c)(ii) to be satisfied and the intended method of distribution thereof (a “Notice of Demand”), then the Company shall, subject to the limitations of this Section 2.1, effect, as promptly as reasonably practicable, the registration under the Securities Act of all Registrable Securities that the Initiating Holder requests to be registered.

(b)        If the Initiating Holder intends to distribute the Registrable Securities covered by its Notice of Demand by means of an underwritten offering, (1) it shall so advise the Company as part of its Notice of Demand made pursuant to this Section 2.1 and (2) it shall have the right, following consultation with the Company, to appoint a managing underwriter or underwriters and/or bookrunners of recognized international standing.

(c)         The Company shall not be required to effect a registration pursuant to this Section 2.1:

(i)           within six months from the date of this Agreement or such other period as shall be required so as not to affect the exemption from registration of the Securities under the Securities Act. For the avoidance of doubt, the provisions of this Section 2.1(c)(i) shall in no way interfere with or restrict the Debt for Equity Offers or the transfer by the Transferring Parties of the Securities to an investor or investors which has approached the Company or the Minister prior to the date of this Agreement.

(ii)           unless (A) the anticipated aggregate offering price to the public in the United States exceeds $50,000,000 or (B) the anticipated aggregate offering price to the public (aggregated to include sales within the United States and outside the United States) exceeds $100,000,000;

(iii)          more than three (3) times in any twelve (12) month period; provided that for the purposes of complying with this Section 2.1(c)(iii), (A) each of such registrations shall have been declared or ordered effective and kept effective by the Company as required by Section 2.5(a) of this Agreement, (B) any registrations declared or ordered effective contemporaneously shall be deemed to be the same registration;

(iv)          subject to Section 2.2, with respect to a registration of Registrable Securities during the period starting with the date thirty (30) calendar days prior to the Company’s good faith estimate of the launch date of, and ending on a date ninety (90)

calendar days after the closing date of, a Company-initiated registered offering of Securities; provided that (a) the Company is actively employing in good faith all reasonable best efforts to launch such registered offering and (b) the Company notifies the Initiating Holder of any proposed Company-initiated registered offering of Securities within such timescale as soon as possible following its receipt of the relevant Notice of Demand;

(vi)          during any Close Period, in which event the Company shall have the right to defer the filing of a registration statement (but not the preparation of any registration statement or the provision of assistance with customary confirmatory due diligence in relation to any registration) until the earlier of the end of such Close Period and the date falling forty-five (45) calendar days after receipt of the relevant Notice of Demand; or

(vii)         if the Company notifies the Initiating Holder that it anticipates, in good faith and in its reasonable business judgment, announcing a corporate transaction or event or state of affairs within thirty (30) calendar days of the date of the Notice of Demand, which announcement, in the reasonable good faith business judgment of the Company, is or would be material in the context of the Company and does or would interfere with the registration referred to in the Notice of Demand, in which case the Company shall have the right to defer the filing of a registration statement (but not the preparation of any registration statement or the provision of assistance with customary confirmatory due diligence in relation to any registration) for a period of not more than thirty (30) calendar days after receipt of the relevant Notice of Demand; provided that (A) the Company is actively employing in good faith all reasonable best efforts to make such announcement as soon as practicable, (B) the Company notifies the Initiating Holder of any such anticipated announcement as soon as practicable following its receipt of the relevant Notice of Demand, (C) the Company keeps the Initiating Holder regularly updated as to the date on which such announcement is anticipated to be made and, in particular, informs the Initiating Holder without delay if the Company no longer proposes to make the anticipated announcement (in which case the restrictions in this Section 2.1(c)(vi) shall cease to apply) and (D) such right to defer a filing may not be exercised by the Company more than two (2) times in any twelve (12) month period and in any case for not more than thirty (30) calendar days in the aggregate in any twelve (12) month period.

(d)        One registration pursuant to this Section 2.1 may be required by one or more Holders to be effected by means of a shelf registration statement on Form F-3 or any successor thereto (a “Shelf Registration Statement”) relating to any or all of the Registrable Securities in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act. The Company shall use its reasonable best efforts to cause any Shelf Registration Statement to remain effective, except during the periods described in Section 2.6, including by filing extensions of the Shelf Registration Statement; provided that (i) no provision of this Agreement shall prevent the Company from fulfilling its obligations under this Section 2.1(d) by amending any previously filed and declared effective shelf registration statement on Form F-3 of the Company to allow the offer and sale of Registrable Securities (an “Amended Shelf Registration Statement”) and (ii) during any time when a Shelf Registration Statement (including an Amended Shelf Registration Statement) is effective, the Company’s obligations to effect the registration of Registrable Securities pursuant to Section 2.1(a) shall be deemed satisfied, and any underwritten offering of securities carried out pursuant to this Section 2.1 shall be effected by way of an offering under the Shelf Registration Statement (including an Amended Shelf Registration Statement) and otherwise in accordance with the terms, requirements and limitations set forth in this Agreement.

(e)         The Company acknowledges and accepts that a Notice of Demand does not indicate or give rise to any commitment on the part of any Holder to proceed with an offering or sale of Registrable Securities, nor is it intended to give any binding indication of the number of Registrable Securities which may be offered or sold or the terms, pricing or timing of any offering or sale of Registrable Securities.

2.2.       Right to Piggyback.

(a)        Whenever the Company proposes to register any of its Securities under the Securities Act (except (i) in the case of a routine offering or sale by the Company of a class of debt securities not previously issued to any Holder under the terms of a customary debt issuance program (including pursuant to a registration statement on Form F-3 or any successor thereto), (ii) for any registration of Securities for offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement (including pursuant to a registration statement on Form S-8 or any successor thereto) (iii) pursuant to a demand registration effected in accordance with Section 2.1 or (iv) for any registration of Securities on Form F-4 or any successor thereto and other than solely pursuant to a registration statement on Form F-6), the Company shall (A) as soon as practicable (but in no event less than thirty (30) calendar days prior to the proposed date of filing of the related registration statement), give written notice to the Holders of its intention to effect such a registration and (B) register under such registration statement (x) all Registrable Securities of the same class as the Securities the Company proposes to register and (y) any Related Securities in respect of which the Holder Stock are Securities of the same class as the Securities the Company proposes to register (in accordance with the priorities set forth in subsections (b) and (c) below) with respect to which the Company shall have received written requests therefor within fifteen (15) calendar days after delivery of the Company’s notice (each such registration, a “Piggyback Registration”).

(b)        If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Board of Directors of the Company (the “Board of Directors”) in writing that in their opinion the total number of Securities (including the Registrable Securities of the same class as the Securities the Company proposes to register and any Related Securities in respect of which the Holder Stock are Securities of the same class as the Securities the Company proposes to register) requested to be included in the registration would prevent the underwriters from completing such offering, then the Company shall promptly provide the Holders with a copy of such advice and consult with the Holders with respect to such advice, and after such consultation shall include in such registration only such number of Securities (including the Registrable Securities of the same class as the Securities the Company proposes to register and any Related Securities in respect of which the Holder Stock are Securities of the same class as the Securities the Company proposes to register), if any, which the managing underwriters determine can be sold in such offering without preventing the underwriters from completing such offering.  The Company shall include in such Piggyback Registration (i) first, 100% of the Securities that the Company proposes to sell as part of its initial registration, (ii) second, if any Holders participates in such registration pursuant to this Agreement, 100% of the Registrable Securities (which are of the same class as the Securities the Company proposes to register and any Related Securities in respect of which the Holder Shares are Securities of the same class as the Securities the Company proposes to register) that the Holders propose to sell, or such lesser amount determined by the managing underwriters pursuant to the preceding sentence, which shall be allocated pro rata between the participating Holders on the basis of the number of such Registrable Securities owned by each such Person or as otherwise agreed between the Holders.

(c)        If a Piggyback Registration is an underwritten secondary registration on behalf of any Person other than a Holder (the “Other Stockholder”) who has Permitted Registration Rights and the managing underwriters advise the Board of Directors in writing that in their opinion the total number of Securities (including the Registrable Securities of the same class as the Securities such Other Stockholder proposes to register and any Related Securities in respect of which the Holder Stock are Securities of the same class as the Securities such Other Stockholder proposes to register) requested to be included in the registration would prevent the underwriters from completing such offering, then the Company shall promptly provide the Holders with a copy of such advice and consult with the Holders with respect to such advice, and after such consultation shall include in such registration only such number of Securities (including the Registrable Securities of the same class as the Securities such Other Stockholder proposes to register and any Related Securities in respect of which the Holder Stock are Securities of the same class as the Securities such Other Stockholder proposes to register) which the managing underwriters determine can be sold in such offering without preventing the underwriters from completing such offering.  The Company shall include in such Piggyback Registration (i) first, 100% of the Registrable Securities (of the same class as the Securities such Other Stockholder proposes to register and any Related Securities in respect of which the Holder Stock are Securities of the same class as the Securities such Other Stockholder proposes to register) that the Holders propose to sell and 100% of the Securities that such Other Stockholder proposes to sell, or such lesser amount determined by the managing underwriters pursuant to the preceding sentence, which shall be allocated pro rata between the participating Holders and such Other Stockholder on the basis of the number of Securities owned by each such Person or such other allocation amongst the Holders as agreed between the Holders and (ii) second, only if all of the Securities referred to in clause (i) have been included in the registration, any other Securities requested to be included therein that the managing underwriters have determined can be included pursuant to the preceding sentence.

(d)        If a Piggyback Registration involves an underwritten primary registration on behalf of the Company or an underwritten secondary registration on behalf of any Other Stockholder with Permitted Registration Rights, the managing underwriter or underwriters thereof shall be selected by the Company; provided, however, that (i) such managing underwriter or underwriters shall be of recognized international standing, (ii) the Company shall consult with the Holders (or any Person nominated by the Holders) prior to agreeing upon any fees, discounts or other amounts payable to such managing underwriter or underwriters and (iii) if the aggregate amount of Registrable Securities included by participating Holders in the underwritten offering for such Piggyback Registration exceeds 15% of the total amount of Securities to be included in such underwritten primary offering by the Company or such underwritten secondary offering by the Other Stockholder, as applicable, such Holders shall be entitled to select an additional managing underwriter to act as a joint bookrunner that is reasonably acceptable to the Company, which acceptance cannot be unreasonably withheld or delayed.

(e)        The Company will use its reasonable best efforts not to register any of its Securities for sale for its own account (other than Securities issued to employees of the Company under an employee benefit plan or Securities issued to effect a business combination pursuant to Rule 145 promulgated under the Securities Act) except as a firm commitment underwriting.

(f)         No registration or designation of Registrable Securities effected pursuant to a request under this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1 or shall relieve the Company of its obligations under Section 2.1.

2.3.       Piggyback Rights in Respect of a Demand Registration.

(a)        If an Initiating Holder has made a Notice of Demand pursuant to Section 2.1, the Company shall give written notice to each Holder (other than the Initiating Holder) at least thirty (30) calendar days prior to the initial filing of a demand registration statement filed pursuant to Section 2.1 informing such Holder of its intent to file such demand registration statement and of such Holder’s rights under this Section 2.3 to request, as part of such demand registration, the registration of the Registrable Securities held by such Holder.  Upon written request of any Holder made within fifteen (15) calendar days after any such notice is given (which request must include the amount of Registrable Securities proposed to be sold by such Holder), then the Company shall effect, as promptly as reasonably practicable, the registration under the Securities Act of all Registrable Securities (of the same class as the Securities such Initiating Holder proposes to register and any Related Securities in respect of which the Holder Stock are Securities of the same class as the Securities such Initiating Holder proposes to register) that such Holder requests to be registered (in accordance with the priorities set forth in subsection (b) below).

(b)        If a demand registration made pursuant to Section 2.1 is (i) an underwritten registration initiated by an Initiating Holder or is an underwritten registration in which the Holders shall participate by exercise of its rights under Section 2.3(a) and (ii), other Holders shall have given notice of the exercise of their rights pursuant to Section 2.3(a) in respect of such underwritten registration, and the managing underwriters advise representatives of the Initiating Holder in writing that in their opinion the total number of stock of such Registrable Securities requested to be included in the registration would prevent the underwriters from completing such offering, then the Initiating Holder shall promptly provide the other Holders with a copy of such advice and consult with the other Holders with respect to such advice, and after such consultation shall communicate such advice to the Company.  If any other Holder and/or any NPRFC Holder participate in such registration, the Company shall include in such registration 100% of the Registrable Securities that the Holders propose to sell as part of their initial registration and/or any applicable NPRFC Registrable Securities that the NPRFC Holders are entitled to propose to sell as part of their initial registration or such lesser amount determined by the managing underwriters pursuant to the preceding sentence, which shall be allocated pro rata between the Holders and/or the NPRFC Holders on the basis of the number of such Registrable Securities and/or NPRFC Registrable Securities (as the case may be) respectively owned by each such Person or as otherwise agreed between the Holders and/or the NPRFC Holders.

2.4.       Expenses of Registration.

(a)        Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company.  All Selling Expenses incurred in connection with any underwritten offering made in accordance with the terms set forth herein shall be borne by the Company and the Holders and the NPRFC Holders (if any) pro rata on the basis of the number of Registrable Securities of each party to be registered and sold under the applicable registration statement.

(b)        The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1, the request of which has been subsequently withdrawn by the requesting Holder(s) unless (i) the withdrawal is based upon (A) any fact, circumstance, event, change, effect or occurrence that individually or in the aggregate with all other facts or circumstances, events, changes, effects or occurrences has a material adverse effect on the Company, or (B) material adverse information concerning the Company that the Company had not publicly disclosed at least forty-eight (48) hours prior to the request or that the Company had not otherwise notified to the requesting Holder(s) at the time of such request or (C) any undue delay caused by the Company or any breach by the Company of this Agreement or (ii) with the Company’s agreement, the Holders of a majority of Registrable Securities subject to the proposed registration, as the case may be, agree to forfeit their right to one requested registration pursuant to Section 2.1, as applicable, in which event such right shall be forfeited by all Holders.

(c)        If the Holders are required to pay Registration Expenses pursuant to terms hereof, such expenses shall be borne by the Holders in proportion to the number of Registrable Securities for which registration was requested by each such Person.  If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to Section 2.4(b)(i) above, then the Holders shall not forfeit their rights pursuant to Section 2.1.

2.5.       Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as promptly as reasonably practicable:

(a)        Prepare and file with the SEC not later than forty-five (45) calendar days after the request (i) a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective or (ii) a prospectus supplement with respect to such Registrable Securities pursuant to an effective registration statement and, upon the request of Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective or such prospectus supplement current for up to one hundred and twenty (120) calendar days, other than a registration statement required by a Holder to be effected by means of a Shelf Registration Statement or an Amended Shelf Registration Statement pursuant to Section 2.1(d) or, if earlier, until the Holder or Holders have completed the distribution related thereto;  provided, however, that within a reasonable time before filing a registration statement or prospectus, or filing any amendment thereof or supplement thereto, the Company shall furnish copies of all such documents proposed to be filed to Holders’ Counsel and provide reasonable opportunity for Holders’ Counsel to comment thereon.

(b)        Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Securities covered by such registration statement for the period set forth in paragraph (a) above.

(c)        Furnish to the Holders such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)        Use its reasonable best efforts to register and qualify the Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such Holders to consummate the disposition in such jurisdictions of the Securities owned by such Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)        Enter into customary agreements (including, if the method of distribution is by means of an underwriting and/or if a bookrunner or bookrunners are to be appointed by a Holder in relation to any Registrable Securities, a customary underwriting and/or bookrunners’ agreement in form and substance reasonably satisfactory to the Holders with the managing underwriter or underwriters and/or bookrunners (as the case may be) of such offering; provided that such underwriting and/or bookrunners’ agreement shall incorporate customary protections given to underwriters and/or bookrunners (as the case may be) by issuers for the type of securities offering contemplated, including customary warranties and covenants given in favor of, and indemnification of, such underwriters and/or bookrunners (as the case may be) by the Company in form and substance satisfactory to the Company, acting reasonably; and provided, further, that the Company shall consult with the Holders prior to agreeing upon any fees, discounts or other amounts payable to such managing underwriter or underwriters and/or bookrunners (as the case may be) and take such other actions (including participating in and making documents available for the due diligence review of underwriters and/or bookrunners if the method of distribution is by means of an underwriting and/or if a bookrunner or bookrunners are to be appointed by a Holder in relation to any Registrable Securities) in accordance with customary market practice and make available appropriate members of management of the Company for assistance reasonably required in the selling effort relating to the Registrable Securities, including, but not limited to, participation in “road shows” to the extent customary in order to facilitate the disposition of such Registrable Securities. Each Holder participating in such distribution shall also enter into and perform its obligations under such underwriting and/or bookrunners’ agreement; provided, however, that no Holder shall be required to make any representations or warranties to, or agreements with, the Company or any underwriters and/or bookrunners (as the case may be) in connection with any registration statement, other than such customary representations, warranties or agreements of a selling stockholder regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method or methods of distribution and any other representation, warranty or agreement required by law.

(f)         Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event or the existence of any facts or circumstances as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g)        Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of outside legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by issuer’s counsel to underwriters in an underwritten public offering, addressed to the underwriters, (ii) a letter dated as of such date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten public offering, addressed to the underwriters and (iii) such other customary documents, certificates, resolutions or agreements as may reasonably be required by the underwriters.

(h)        Give written notice to the Holders:

(i)
when any registration statement filed at the request of a Holder or in respect of which a Holder has exercised piggyback rights pursuant to Article II or any amendment thereto has been filed with the SEC (except any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(ii)
of  any request by the SEC for amendments or supplements to any registration statement filed at the request of a Holder or in respect of which a Holder has exercised piggyback rights pursuant to Article II or the prospectus included therein or for additional information;

(iii)
of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement filed at the request of a Holder or in respect of which a Holder has exercised piggyback rights pursuant to Article II or the initiation of any proceedings for that purpose;

(iv)
of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)
of the happening of any event or the existence of any facts or circumstances that requires the Company to make changes in any effective registration statement filed at the request of a Holder or in respect of which a Holder has exercised piggyback rights pursuant to Article II, or to the prospectus or prospectus supplement related to such registration statement, in order to correct any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances then existing not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

(i)         Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 2.5(h)(iii) at the earliest practicable time.

(j)         Upon the occurrence of any event contemplated by Section 2.5(h)(v) above, promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 2.5(h)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s possession, and the period of effectiveness of such registration statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date Holders shall have received such amended or supplemented prospectus pursuant to this Section 2.5(j).

(k)        Provide a transfer agent and registrar for purposes of settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or the underwriters.

(l)         Use its reasonable best efforts to cause all Registrable Securities to be listed, on or prior to the effective date of any registration statement, on each securities exchange or national market on which similar Securities issued by the Company are then listed.

(m)       On or prior to the effective date of any registration statement, to take all steps reasonably necessary to permit the deposit of all Registrable Securities that are not then held in the form of ADSs into such depositary receipt facility as the Company may then sponsor, and to prepare and file with the SEC any amendment to an existing registration statement on Form F-6, if necessary, to cover any ADSs held by any Holder or that will be held by any purchaser of Registrable Securities to be sold under any registration statement, it being understood that any customary fees, charges and taxes payable in connection with any deposit of Registrable Securities into a deposit agreement then sponsored by the Company shall be borne by the Holders pro rata on the basis of the number of Registrable Securities of each Holder to be deposited in accordance with this Section 2.5(m).

(n)        Cooperate as reasonably required with each Holder and each underwriter and their counsel, if Registrable Securities are being sold through underwriters, in connection with any filings required to made with the Financial Industry Regulatory Authority.

2.6.       Suspension of Sales; Effectiveness of Registration Statements.

(a)        Upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that circumstances exist that make to inadvisable use such registration statement, prospectus or prospectus supplement, each Holder shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall use its reasonable best efforts to deliver to the Company (at the

Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.  The total number of days that any such suspension may be in effect in any twelve (12) month period shall not exceed forty-five (45) calendar days.

(b)        A registration statement filed pursuant to this Article II shall be deemed not to have become effective (and the related registration shall be deemed not to have been effected) unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court (other than any such stop order or injunction issued as a result of the inclusion in such registration statement of any information supplied to the Company for inclusion therein by the Holders) that is not subsequently remedied, such registration statement shall be deemed not to have become effective; provided, further, however, if any such stop order, injunction or other order or requirement of the SEC or any other governmental agency or court is subsequently remedied, such registration statement shall be deemed not to have been effective during the period of such interference.

2.7.       Termination of Registration Rights. The registration rights granted under this Article II shall terminate with respect to any Holder as of the last day of the first calendar month in which the sum of the Registrable Securities held by such Holder (including any Registrable Securities issuable upon exchange of other securities held by such Holder) may be sold in a single transaction without registration pursuant to Rule 144K under the Securities Act without volume limitation or other restrictions on transfer thereunder.

2.8.       Furnishing Information.

(a)        No Holder shall use any “free writing prospectus” (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed.
(b)         The Holders agree to furnish to the Company such customary information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

2.9.       Indemnification.

(a)         The Company agrees to indemnify and hold harmless each Holder and, if a Holder is a Person other than an individual, such Holder’s officers, directors, commissioners, employees, agents, representatives and affiliates, and each person or entity, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, penalties, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or contained in any “free writing prospectus” (as such term is defined in

Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, penalty, damage, liability (or action or proceeding in respect thereof), cost or expense arises out of or is (i) based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any “free writing prospectus” (as such term is defined in Rule 405 under the Securities Act) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or (ii) based upon offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A under the Securities Act) a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company.

(b)       If the indemnification provided for in Section 2.9(a) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and each Holder hereby agree that it would not be just and equitable if contribution pursuant to this Section 2.9(b) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 2.9(a). Notwithstanding the provisions of this Section 2.9, in connection with any registration statement filed by the Company, no Indemnitee shall be required to contribute any amount in excess of the net proceeds received by such Indemnitee from the sale of Registrable Securities registered under such registration statement.  No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(c)        Each Indemnitee shall:

(i)
give notice as promptly as reasonably practicable to the Company of any action commenced against it after receipt of a written notice of any claim or the commencement of any action, claim, suit, investigation or proceeding in respect of which a claim for indemnification may be sought under this Section 2.9; and

(ii)
as promptly as reasonably practicable notify the Company after any such action is formally commenced (by way of service with a summons or other legal process giving information as to the nature and basis of the claim), and shall keep the Company informed of, and, to the extent reasonably practicable, consult with the Company in relation to, all material developments in respect thereof, but in each case, only insofar as may be consistent with the terms of any relevant insurance policy and provided (in each case) that to do so would not, in such Indemnitee’s view (acting in good faith), be prejudicial to it (or to any Indemnitee connected to it) or to any obligation of confidentiality or other legal or regulatory obligation which that Indemnitee owes to any third party or to any regulatory request that has been made of it.  However, the failure to so notify the Company and keep the Company informed shall not relieve the Company from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve the Company from any liability which it may have otherwise than on account of the indemnity set out in this Section 2.9.

(d)        Legal advisers for Indemnitees shall be selected by the Company in consultation with the Indemnitees.

(e)        In no event shall the Company be liable for fees and expenses of more than one legal adviser (in addition to any local legal advisers) separate from its own legal advisers for the Holders in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(f)         The Company shall have the sole right to conduct and settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 2.9 (whether or not the Indemnitees are actual or potential parties thereto), provided that (i) such rights are exercised in good faith; (ii) that no settlement, compromise or consent shall be entered into without reasonable consultation with the relevant Indemnitee; (iii) it shall obtain the consent of an Indemnitee in respect of any such settlement, compromise or consent that includes a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnitee (provided such consent shall not be unreasonably delayed or withheld).

2.10.     No Assignment or Novation of Registration Rights. No Holder shall be permitted to assign, novate, transfer or otherwise alienate in any way whatsoever, wholly or partially, all or any of its rights, interests and/or obligations under this Agreement without the prior written consent of the Company, save that such rights and interests (i) may be assigned once (only) upon the first transfer of a Holder’s Registrable Securities to which this Agreement relates to the transferee of such Registrable Securities and (ii) may be assigned by a Holder to an Associated Entity of that Holder.

2.11.     “Market Stand-Off’.  In connection with any registered sale of Securities by the Company in which the Holders shall participate by exercise of the rights provided hereunder,

such Holders hereby agree to discuss with the managing underwriter or underwriters of such registered sale entry by such Holders into market stand-off or similar agreements in connection with such Holders’ participation in such registered sale; provided that (i) no provision of this Agreement shall in any way be construed so at to require such Holders to enter into any such market stand-off or similar agreement and (ii)  such Holders shall in any case not enter into any such market stand-off or similar agreement unless all executive officers and directors of the Company enter into similar agreements and only if such Persons remain subject thereto (and are not released from such agreements) for at least the same period as may be applicable to such Holders.

2.12.     Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)        make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b)        file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)        so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, (ii) a copy of the most recent annual report of the Company and (iii) such other reports and documents as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Registrable Securities without registration.

2.13.    Other Registration Rights.  This agreement is subject to the terms of the NPRFC Registration Rights Agreement, in particular (without limitation) article 2.13 of the NPRFC Registration Right Agreement, and in the event that the Minister and the NPRFC grant any consent or waiver or agreement to the terms of this Agreement, any rights granted to the Holders pursuant to this Agreement shall rank pari passu with any rights granted to the NPRFC and/or the Minister pursuant to the NPRFC Registration Rights Agreement.

2.14.     Exercise of Holder Consent.  Where any provision of this Agreement provides for consultation with or the consent of the Holders or a representative of the Holders, such consultation or consent shall be deemed to be given, as the case may be, where the Company has consulted with or obtained the consent of either (i) a representative of the Holders nominated by a majority of the Holders of the Registrable Securities in the relevant registration undertaken pursuant to this Agreement or which would reasonably be expected to adversely affect the marketability of such Registrable Securities in any such registration; or (ii) in the absence of such a representative being appointed, the Initiating Holder or a representative of the Initiating Holder.

ARTICLE III

MISCELLANEOUS

3.1.       No Inconsistent Agreements.  The Company shall not hereafter enter into any agreement with respect to its Securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

3.2.       Authority; Enforceability.  Each entity that is a party hereto has the corporate power and each has the authority to enter into this Agreement and to carry out its obligations hereunder. Each entity that is a party hereto is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each party.

3.3.       Adjustments Affecting Registrable Securities.  The Company shall not amend, or permit any amendment of, its articles of association, by-laws or similar organizational documents which would reasonably be expected to adversely affect the ability of Holders to include Registrable Securities in a registration undertaken pursuant to this Agreement or which would reasonably be expected to adversely affect the marketability of such Registrable Securities in any such registration.

3.4.       No Assignment.  The rights, interests and powers granted to the Holders under this Agreement are personal to the Holders and do not attach to any securities or units of stock held by them (including without limitation any Securities or Registrable Securities) or in which they have an interest (at any time and whether acquired from the NPRFC or otherwise) and shall not be transferrable upon the transfer, disposal, grant or alienation by them of any interests whatsoever in such securities or units of stock, save pursuant to an assignment permitted under Section 2.10.  No right, interest or power granted under this Agreement shall be capable of being exercised by any successor of any Holder. No Holder shall be permitted to assign, novate, transfer or otherwise alienate in any way whatsoever, wholly or partially, all or any of its rights, interests and/or obligations under this Agreement without the prior written consent of the Company, save pursuant to an assignment permitted under Section 2.10.

3.5.       Applicable Law and Submission to Jurisdiction.

(a)         This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York, regardless of the law that might be applied under principles of conflicts of laws.

(b)         The Holders irrevocably submits to the nonexclusive jurisdiction of any New York State or United States Federal court sitting in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby. Each Holder irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. EACH

PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.5(b).

3.6.       Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

3.7.       Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.8.       Notices.  Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier service, or when received by facsimile transmission if promptly confirmed, as follows:

(a)         if to the Company, to:

The Governor and Company of the Bank of Ireland
Head Office
40 Mespil Road,
Dublin 4, Ireland.
Attention: The Group Secretary
Fax: +353 (1) 661 56 71

with copies to:

Sullivan & Cromwell LLP
1 New Fetter Lane
London
EC4A 1AN
England
Attention: John O’Connor, Esq,
Fax: +44-20-7959-8950

if to a Holders, to the address and fax number (if any) se out opposite that Holder’s name in Schedule 1, with a copy to the person(s) (if any) specified in Schedule 1 or to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner.

3.9.       Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

3.10.     Severability.  If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties

3.11.    [Deleted]

3.12.    Entire Agreement, Etc.  This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

3.13.     Remedies.  Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a deed as of the date first stated above.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

SCHEDULE 1

The Holders

Party	Address	Fax No.
Fairfax Financial Holdings Limited	95 Wellington Street West Suite 800 Toronto Ontario Canada M5J 2N7 For the attention of: Paul Rivett Vice President and Chief Legal Officer	+1 416 367 4946
With a copy to:	William Fry Fitzwilton House. Wilton Place Dublin 2 For the attention of: Owen O’Connell	+353 1 639 5333
Fidelity Contrafund: Fidelity Advisor New Insights Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	+001 617 392 1605
Fidelity Contrafund: Fidelity Contrafund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	+ 001 617 392 1605
Variable Insurance Products Fund III: Balanced Portfolio	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	+ 001 617 392 1605

Party	Address	Fax No.
Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	+001 617 392 1605
Fidelity Securities Fund: Dividend Growth Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	+ 001 617 392 1605
Fidelity Capital Trust: Fidelity Value Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	+ 001 617 392 1605
Fidelity Advisor Series I: Fidelity Advisor Value Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	+ 001 617 392 1605
Fidelity Puritan Trust: Fidelity Low-Priced Stock Fund	82 Devonshire Street, VI3H, Boston MA 02109 USA For the attention of: Andrew Boyd	+ 001 617 392 1605
Kennedy-Wilson Investments, LLC	Kennedy-Wilson Investments LLC c/o Matt Windisch 9701 Wilshire Boulevard, Suite 700 Beverly Hills CA 90212 USA	+ 001 310 887 6459
With a copy to:	William McMorrow (wmcmorrow@kennedywilson.com) or Mary Ricks (mricks@kennedywilson.com)

Party	Address	Fax No.
WLR/GS Master Co-Investment L.P.	WLR Master Co-Investment GP, LLC c/o WL Ross & Co. LLC 1166 Avenue of the Americas 25th Floor New York 10036 USA For the attention of: James B. Lockhart III	+ 001 212 278 9769
With a copy to:	Benjamin Gruder (BenGruder@invesco.com)	+ 001 212 278 9821
WLR Recovery Fund IV, L.P.	WLR Recovery Associates IV LLC c c/o WL Ross & Co. LLC 1166 Avenue of the Americas 25th Floor New York 10036 USA For the attention of: James B. Lockhart III	+ 001 212 278 9769
With a copy to:	Benjamin Gruder (BenGruder@invesco.com)	+ 001 212 278 9821
WLR Recovery Fund V, L.P.	WLR Recovery Associates V LLC c/o WL Ross & Co. LLC 1166 Avenue of the Americas 25th Floor New York 10036 USA For the attention of: James B. Lockhart III	+001 212 278 9769
With a copy to:	Benjamin Gruder (BenGruder@invesco.com)	+ 001 212 278 9821
WLR IV Parallel Esc, L.P	WLR IV Parallel Esc, L.P. c/o WL Ross & Co. LLC 1166 Avenue of the Americas 25th Floor New York 10036 USA For the attention of: James B. Lockhart III	+ 001 212 278 9769

Party	Address	Fax No.
With a copy to:	Benjamin Gruder (BenGruder@invesco.com)	+ 001 212 278 9821
Capital Research and Management Company	333 South Hope St Los Angeles CA 90071 SA For the attention of: Michael Downer	+ 001 213 486 9041

The Seal of
THE GOVERNOR & COMPANY
OF THE BANK OF IRELAND
was affixed in the presence of:
/s/ John O'Donovan
Director/Secretary/Authorised Signatory

/s/ Richie Boucher
Director/Secretary/Authorised Signatory

SIGNED and DELIVERED AS A DEED on behalf of FAIRFAX FINANCIAL HOLDINGS LIMITED by its authorised signatory in the presence of:	/s/ Paul Rivett
Authorised Signatory (Signature)

Paul Rivett
/s/ James Newman	Print name
Witness (Signature)

James Newman
Print name

Fitzwilton House, Wilton Place, Dublin 2
Print address

(EXECUTION PAGE OF REGISTRATION RIGHTS AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY CONTRAFUND: FIDELITY ADVISOR NEW INSIGHTS FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

82 Devonshire St., V13F, Boston, MA 02109
Print address

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY CONTRAFUND: FIDELITY CONTRAFUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

82 Devonshire St., V13F, Boston, MA 02109
Print address

(EXECUTION PAGE OF REGISTRATION RIGHTS AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of VARIABLE INSURANCE PRODUCTS FUND III: BALANCED PORTFOLIO by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

82 Devonshire St., V13F, Boston, MA 02109
Print address

(EXECUTION PAGE OF REGISTRATION RIGHTS AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR DIVIDEND GROWTH FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

82 Devonshire St., V13F, Boston, MA 02109
Print address

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY SECURITIES FUND: FIDELITY DIVIDEND GROWTH FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

82 Devonshire St., V13F, Boston, MA 02109
Print address

(EXECUTION PAGE OF REGISTRATION RIGHTS AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY CAPITAL TRUST: FIDELITY VALUE FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

82 Devonshire St., V13F, Boston, MA 02109
Print address

(EXECUTION PAGE OF REGISTRATION RIGHTS AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR VALUE FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

82 Devonshire St., V13F, Boston, MA 02109
Print address

SIGNED and DELIVERED AS A DEED on behalf of FIDELITY PURITAN TRUST: FIDELITY LOW-PRICED STOCK FUND by its authorised signatory in the presence of:	/s/ Jeffrey Christian
Authorised Signatory (Signature)

Jeffrey Christian, Deputy Treasurer
/s/ Suzanne Joyce	Print name
Witness (Signature)

Suzanne Joyce
Print name

82 Devonshire St., V13F, Boston, MA 02109
Print address

(EXECUTION PAGE OF REGISTRATION RIGHTS AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of KENNEDY-WILSON INVESTMENTS, LLC by its authorised signatory in the presence of:	/s/ Matthew Windisch
Authorised Signatory (Signature)

Matthew Windisch
/s/ Mark Martin	Print name
Witness (Signature)

Mark Martin
Print name

9701 Wilshire Blvd., Beverly Hills, CA 90212
Print address

(EXECUTION PAGE OF REGISTRATION RIGHTS AGREEMENT)

SIGNED and DELIVERED AS A DEED
on behalf of
WLR Recovery Fund IV, L.P.
by WLR Recovery Associates IV LLC
its General Partner
by WL Ross Group, L.P.
its Managing Member
by El Vedado LLC
its General Partner
by its authorized signatory
in the presence of:

/s/ Wilbur L. Ross, Jr.
Manager (Signature) Wilbur L. Ross, Jr.

/s/ Stephen J. Naughton
Witness (Signature) Stephen J. Naughton 1166 Avenue of the Americas, 25th Floor New York, New York 10036

SIGNED and DELIVERED AS A DEED
on behalf of
WLR Recovery Fund V, L.P.
by WLR Recovery Associates V LLC
its General Partner
by WL Ross Group, L.P.
its Managing Member
by El Vedado LLC
its General Partner
by its authorized signatory
in the presence of:

/s/ Wilbur L. Ross, Jr.
Manager (Signature) Wilbur L. Ross, Jr.

/s/ Stephen J. Naughton
Witness (Signature) Stephen J. Naughton 1166 Avenue of the Americas, 25th Floor New York, New York 10036

(EXECUTION PAGE OF REGISTRATION RIGHTS AGREEMENT)

SIGNED and DELIVERED AS A DEED
on behalf of
WLR/GS Master Co-Investment, L.P.
by WLR Master Co-Investment GP, L.P.
its General Partner
by WL Ross Group, L.P.
its Managing Member
by El Vedado LLC
its General Partner
by its authorized signatory
in the presence of:

/s/ Wilbur L. Ross, Jr.
Manager (Signature) Wilbur L. Ross, Jr.

/s/ Stephen J. Naughton
Witness (Signature) Stephen J. Naughton 1166 Avenue of the Americas, 25th Floor New York, New York 10036

SIGNED and DELIVERED AS A DEED
on behalf of
WLR IV Parallel ESC, L.P.
by WLR Recovery Associates IV LLC
its attorney-in-fact
by WL Ross Group, L.P.
its Managing Member
by El Vedado LLC
its General Partner
by its authorized signatory
in the presence of:

/s/ Wilbur L. Ross, Jr.
Manager (Signature) Wilbur L. Ross, Jr.

/s/ Stephen J. Naughton
Witness (Signature) Stephen J. Naughton 1166 Avenue of the Americas, 25th Floor New York, New York 10036

(EXECUTION PAGE OF REGISTRATION RIGHTS AGREEMENT)

SIGNED and DELIVERED AS A DEED on behalf of CAPITAL RESEARCH AND MANAGEMENT COMPANY by its authorised signatory in the presence of:	/s/ Michael J. Downer
Authorised Signatory (Signature)

Michael J. Downer, SVP and Secretary
/s/ Walt R. Burkley	Print name
Witness (Signature)

Walt R. Burkley
Print name

c/o 333 S. Hope Street, Los Angeles, CA 90071
Print address